UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ENJOY TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENJOY TECHNOLOGY, INC.

SUPPLEMENT TO NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED APRIL 1, 2022

MAY 11, 2022

This proxy statement supplement (the “Supplement”) describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of Enjoy Technology, Inc. (the “Company”) and should be read together with the notice of annual meeting of stockholders and the definitive proxy statement (together, the “Proxy Materials”) the Company filed with the Securities and Exchange Commission on April 1, 2022, in connection with the Company’s Annual Meeting of Stockholders to be held on May 16, 2022 (the “2022 Annual Meeting”) at 9:00 a.m. Pacific time.

Withdrawal of Nominee for Election as Director

Melinda White, a nominee for election as a Class I director at the 2022 Annual Meeting, has decided that she will not stand for election at the Company’s 2022 Annual Meeting. There are no disagreements between Ms. White and the Company on any matter relating to the Company’s operations, policies or practices. The Board has withdrawn its nomination of Ms. White and is not designating a replacement or substitute nominee for election as a Class I director at the 2022 Annual Meeting in place of Ms. White. The Board will reduce the size of the Board to seven members following the 2022 Annual Meeting.

The Board remains committed to achieving the relevant combination of experience, skills and qualifications that contribute to a well-functioning board that is equipped to oversee the Company’s business and represent stockholder interests through sound judgment and utilizing the group’s varied experience and competencies.

Voting Matters

The Board recommends that you vote FOR the election of the other Class I director nominee (Salaam Coleman Smith) and in line with the Board’s recommendations on the other proposal to be voted on at the 2022 Annual Meeting.

If you have already returned your proxy card or voting instruction form, if you received a printed set of Proxy Materials, or otherwise provided voting instructions, you do not need to take any action unless you wish to change your vote. Properly executed proxy cards and voting instruction forms already returned by stockholders will remain valid and will be voted at the 2022 Annual Meeting unless revoked.

Shares represented by proxy cards and voting instruction forms returned before the 2022 Annual Meeting will be voted with respect to the other Class I director nominee (Salaam Coleman Smith) as instructed on the form, except that votes will not be cast for Ms. White. If you have not yet returned your proxy card or voting instruction form or otherwise submitted your voting instructions, please complete the form or submit instructions, disregarding Ms. White’s name as a Class I director nominee.

None of the other agenda items presented in the Proxy Materials are affected by this Supplement, and shares represented by proxy cards and voting instruction forms returned before the 2022 Annual Meeting will be voted with respect to all other matters properly brought before the 2022 Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Materials.